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                                                                   EXHIBIT 10.18



          U.S. GATEWAY EARTH STATION MAINTENANCE SERVICE AGREEMENT

                                   BETWEEN

                        ORBITAL SCIENCES CORPORATION

                                 LOCATED AT:

                            3380 SOUTH PRICE ROAD
                             CHANDLER, AZ  85248

                                     AND

                            ORBCOMM GLOBAL, L.P.

                                 LOCATED AT:

                          21700 ATLANTIC BOULEVARD
                              DULLES, VA  20166


                              AGREEMENT NUMBER:
                                  ORB/GES.2



                               EFFECTIVE DATE:
                               1 OCTOBER 1997


                           PERIOD OF PERFORMANCE:
                     1 OCTOBER 1997 TO 30 SEPTEMBER 1998
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                                   AGREEMENT

                                    BETWEEN

                          ORBITAL SCIENCES CORPORATION

                                      AND

                              ORBCOMM GLOBAL, L.P.

         This Agreement made as of this 1st day of October, 1997 between Orbital Sciences Corporation ("Orbital" or "Seller"), with its principal offices located at 3380 South Price Road, Chandler, AZ 85248, and ORBCOMM Global, L.P., ("ORBCOMM" or "Buyer"), with its principal offices located at 21700 Atlantic Boulevard, Dulles, VA 20166. The effective date of this Agreement is October 1, 1997. The parties agree as follows:


                                   ARTICLE I
                               STATEMENT OF WORK

         Consistent with the terms and conditions set forth herein, Seller shall provide the necessary personnel, facilities, supplies and services in accordance with the Statement of Work (the "SOW"), attached hereto as Attachment 1, and as such SOW and specifications contained therein may be modified from time to time by mutual agreement of the parties. Seller shall manufacture and/or procure and store for the period of performance as described in Article II the spares identified in the Maintenance Support Spares list, attached hereto as SOW Table 4-3, as such spares list may be modified by mutual agreement of the parties. Seller shall use its best efforts to meet the Routine Maintenance Planning Schedule, attached herein as SOW Table 4-1.
Either party shall notify the other party of any schedule conflicts within ten 10 days prior to the schedule conflict date; provided that the parties acknowledge and agree that schedule conflicts arising from the operation of the ORBCOMM System may not be identifiable within such timeframe. Seller shall use its best efforts to meet the delivery schedule in the SOW. If Seller reasonably believes the schedule will not be met, Seller shall promptly notify Buyer of the delay and the proposed delivery dates.


                                   ARTICLE II
                             PERIOD OF PERFORMANCE

         The period of performance for this Agreement shall be from October 1, 1997 through September 30, 1998. Future maintenance service agreements beyond September 30, 1998 may be separately negotiated on an annual basis. Buyer shall notify Seller of its desire to negotiate continued performance no later than 60 days prior to the expiration of the term of this Agreement.





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                                  ARTICLE III
                       DELIVERABLE SUPPLIES AND SERVICES

         Set forth below are the tasks to be provided as described in the SOW for the U.S. GES sites, defined as: Arcade, NY; Oscilla, GA; East Wanatchee, WA and St. Johns, AZ.

1.       Routine Quarterly Maintenance
2.       Spares Program
3.       Site Representation
4.       Service Repair
5.       As Installed Shelter Documentation
6.       ORBCOMM Satellite Launch Support
7.       Special Projects


                                   ARTICLE IV
                        CONTRACT TYPE AND CONSIDERATION

         As described in Article III and the SOW, this Agreement consists of seven CLINs that are separately priced. Orbital shall deliver the services and supplies in accordance with the SOW. Orbital shall perform CLINs 1, 2, 3, 5 and 6 on a firm fixed price ("FFP") basis, and CLIN 4 on a time and materials ("T&M") basis. CLIN 7 shall be negotiated by mutual agreement of the parties on either a FFP or T&M basis, as each project is defined.

CLIN 1 - ROUTINE QUARTERLY MAINTENANCE          FFP               $180,736

         Services shall take place as described in the SOW and Routine Maintenance Planning Schedule, SOW Table 4-1.

         Note: All travel costs for the performance of Routine Quarterly Maintenance are included in the FFP set forth above.

CLIN 2 - SPARES PROGRAM                          FFP               $66,440

         Orbital shall manufacture, procure and maintain spares ("Spares") on execution of this Agreement in accordance with the SOW and SOW Table 4-3. Orbital shall receive, inspect, test and inventory spares in a controlled stockroom. ORBCOMM shall take ownership of each Spare after it is inspected, tested and received into inventory at Orbital's Chandler, AZ facility in accordance with the SOW. ORBCOMM will furnish asset bar-code labels for each Spare.

         Orbital shall notify ORBCOMM as each Spare is installed with the appropriate asset information, such as: bar-code, serial number and installation site.





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         Shipping costs to the U.S. GESs and insurance during such shipment are not included in the FFP set forth above and will be handled as provided in
Article XIV. While located in Orbital's controlled stockroom located in Chandler, AZ, the Spares shall be covered by Orbital's all-risk and peril insurance, which insurance shall cover the full replacement value thereof, the cost of which shall be included in the FFP set forth above.

CLIN 3 - SITE REPRESENTATION                     FFP               $641,700

         Orbital shall maintain a local site representative and provide maintenance of the site grounds for each US GES site (NY, WA, GA, AZ) in accordance with the SOW. Each site representative shall be responsible for routine twice-weekly (8 hrs./day, 16 hrs./week) visits to their designated site. Orbital and ORBCOMM shall update the checklist for each site representative to use during such routine visits on an as needed basis by mutual agreement. The site representatives shall be on 24 hour call for site emergencies and must be able to reach his or her designated site within 6 hours of notification. Upon receipt by the site representative of notification of a site emergency by Orbital, the site representative shall be required to immediately deploy to the site. The dispatching of the site representative by Orbital and response to emergencies by the site representative shall be accomplished within this CLIN.

         ORBCOMM shall provide up to $1,000 per site to Orbital for site petty funds to enable local purchase of low cost, expendable items in accordance with the SOW.

CLIN 4 - SERVICE REPAIR                          T&M*                   TBD

         On verbal authorization and authorization number from an ORBCOMM Technical Manager, Orbital shall be authorized to expend the necessary labor, material, shipping and travel costs to complete any service repair requirements. This CLIN includes any critical, major and minor repairs.

         NOTE: Failures with ORBCOMM software, Torrey Modems and other items not addressed in the SOW shall be identified and referred to ORBCOMM for resolution.

         * Orbital's Time and Materials pricing under this Agreement including this CLIN 4 shall be equal to the actual direct dollars (labor, material, ODC) incurred, and the applicable fringe, overhead and G&A rates as described in Orbital's Forward Pricing Rates and a 15% profit rate. Orbital's published Forward Pricing Rates shall be those rates used by Orbital's most favored Government customers and submitted to the Defense Contract Audit Agency (DCAA). Orbital represents that it operates under a U.S. Government-approved accounting system and establishes its published Forward Pricing Rates within the Government's guidelines. ORBCOMM shall be entitled to conduct audits, through an independent auditor, to verify that Orbital's invoices have been rendered in accordance with the terms of this Agreement including this CLIN 4. Such auditor shall be required to sign an appropriate Non-Disclosure Agreement pursuant to which such auditor will be precluded from disclosing to ORBCOMM Orbital's proprietary Forward Pricing Rates.





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CLIN 5 - AS INSTALLED SHELTER DOCUMENTATION      FFP               $97,843

         Orbital shall develop drawings for the ORBCOMM shelters/interconnections installed at the sites by ORBCOMM and not currently covered by existing drawings. The drawing package shall use the St. Johns, Arizona site as the baseline. Once the Arizona shelter drawings are completed, Orbital will conduct a detailed survey at each of the other sites, identify and document the specific differences from the "baseline" set of drawings. ORBCOMM shall determine whether unique drawings or changes for the other 3 sites are wanted. New drawings or changes to conform to baseline drawings will be an add-on to this Agreement in accordance with the provisions of CLIN 7.

CLIN 6 - ORBCOMM SATELLITE LAUNCH SUPPORT        FFP               $64,311

         Orbital will provide one knowledgeable person at each site prior to the next 2 ORBCOMM launches scheduled after the execution of this Agreement. That individual shall remain at the site until 6 days after the launch, a total of 7 days, not including travel time. If the launch is delayed after the person is deployed to the site, ORBCOMM will estimate the additional time that the person will be required to remain at the site. Additional travel time and any extension will be administered as a Special Project in accordance with the provisions of CLIN 7.

CLIN 7 - SPECIAL PROJECTS                        FFP/T&M               TBD

         As requested by ORBCOMM or initiated by Orbital, Orbital shall submit proposals to ORBCOMM for potential projects that are identified as of the effective date of this Agreement or as may be later identified. Orbital's proposals shall be valid for a period of 60 days from receipt by ORBCOMM. The contract type (FFP, T&M) shall be negotiated as appropriate to the project. Orbital is not authorized to begin work on any special projects prior to receipt of ORBCOMM contractual authorization.


                                   ARTICLE V
                                   INVOICING

         Orbital shall submit to ORBCOMM invoices to the address below. Invoices for Firm Fixed Priced CLINs 1, 2, 3, 5 and 6 will be based on the milestone payment schedule set forth in Attachment 2. With respect to invoices for time and material CLIN 4, Orbital shall invoice ORBCOMM on acceptance of each repair as described in Article IV, CLIN 4. As described in Article IV, CLIN 7 will be invoiced as negotiated at a later date. ORBCOMM shall pay such invoices within 30 days from the date of receipt. Third party billing for maintenance service orders authorized by ORBCOMM for which a procurement control number has been assigned shall be directly billed to ORBCOMM and shall not be the responsibility of Orbital.





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                 ORBCOMM Global, L.P.
                 21700 Atlantic Boulevard
                 Dulles, VA  20166
                 Attention:  Controller

                 With a copy to:

                 ORBCOMM Global, L.P.
                 21700 Atlantic Boulevard
                 Dulles, VA  20166
                 Attention:  Collin MacDonald


                                   ARTICLE VI
                                    REPORTS

         Orbital shall submit all reports as required by the SOW to the technical managers identified below.

                 ORBCOMM Global, L.P.
                 21700 Atlantic Boulevard
                 Dulles, VA  20166
                 Attention:   Mr. Brian Wallace
                     cc:      Mr. Collin MacDonald
                     cc:      Mr. Tom Edmonston


                                  ARTICLE VII
                               TECHNICAL MANAGERS

         (a)     The Technical Managers for this Agreement are:

                 Orbital Sciences Corporation
                 3380 South Price Road
                 Chandler, AZ.  85248
                 Technical Managers:  Mr. Charles Tracy  (602) 814-6820
                                      Mr. Richard Fahrner  (602) 814-6370
                                      Mr. Mark DiLello  (602) 814-6050

                 ORBCOMM Global, L.P.
                 21700 Atlantic Boulevard
                 Dulles, VA  20166





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                 Technical Managers: Mr. Brian Wallace
                     cc:             Mr. Collin MacDonald
                     cc:             Mr. Tom Edmonston

         (b) ORBCOMM's technical managers are authorized to issue technical directions under this Agreement on behalf of ORBCOMM that provide details or otherwise more specifically defines work set forth herein. To be valid, the technical direction (i) must be issued in writing consistent with the general scope of work set forth in this Agreement;
         (ii) may not modify the SOW, change the express terms and conditions of this Agreement or issue a stop work order; and (iii) shall not commit ORBCOMM to any adjustment of the price or other provisions of this Agreement.


         (c) In the event any ORBCOMM technical direction is interpreted by Orbital to constitute a change to the requirements hereunder in effect at the time of the direction, Orbital shall not implement such direction but shall:



                 (i) Notify ORBCOMM promptly by telephone at the time of such interpretation, which oral notification shall be confirmed in writing within ten (10) business days after Orbital's receipt of such direction. Such notice shall include the reasons on which Orbital bases its belief that the technical direction constitutes a change to the requirement of this Agreement. If ORBCOMM is interested in pursuing such technical direction, it shall within ten (10) business days of receipt of Orbital's notice, provide a formal request for Orbital's best estimate of changes to the Price, performance time, specifications, delivery schedules and any other contractual provisions that would result from implementing the technical direction.

                 (ii) If after reviewing the information presented pursuant to subparagraph (i) above, ORBCOMM agrees with Orbital that such direction is a change to the requirements of this Agreement and ORBCOMM wishes to change such requirement, ORBCOMM and Orbital shall negotiate a bilateral modification to this Agreement to implement such change.

                 (iii) Failure of ORBCOMM and Orbital to agree on whether ORBCOMM's direction is technical direction or a change in the requirements of this Agreement shall be a dispute and be resolved in accordance with Article IX of this Agreement.





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                                  ARTICLE VIII
                                 NOTIFICATIONS

         Except as otherwise specified herein, all notices, request and other communications required to be delivered to any party hereunder shall be in writing (including any facsimile transmission or similar writing), and shall be delivered to the persons addressed as follows:





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         (a)     If to Seller:

                 Orbital Sciences Corporation
                 3380 South Price Road
                 Chandler, AZ.   85248
                 Attention:       Ms. Debra B. Dreher
                                  Senior Contracts Administrator

         (b)     If to Buyer:

                 ORBCOMM Global, L.P.
                 21700 Atlantic Boulevard
                 Dulles, VA  20166
                 Attention:       Mary Ellen Seravalli
                   Senior Vice President and General Counsel

         with a copy to:

                 ORBCOMM Global, L.P.
                 21700 Atlantic Boulevard
                 Dulles, VA  20166
                 Attention:       Robert Vence
                 Senior Vice President Engineering & Operations

                                   ARTICLE IX
                                    DISPUTES

         (a) Any material controversy or claim that may arise under, out of, in connection with or relating to this Agreement or any breach hereof, shall be submitted to a representative management panel of Buyer and Seller. Each of Buyer and Seller may appoint up to three individuals to such panel. Such appointments shall be made within ten (10) days of the receipt by the appointing party of notice of the existence of such controversy or claim. A joint decision and agreement of such panel shall resolve the controversy or claim. If the panel is unable to resolve such matter within thirty (30) days of the submission of such controversy or claim to such individuals, either party may remove the controversy or claim for arbitration in accordance with
Article IX(b).

         (b)     Any material controversy or claim that is not resolved under
Article IX(a) shall be settled by final and binding arbitration in the Commonwealth of Virginia, in accordance with the then existing United States domestic rules of the American Arbitration Association (to the extent not modified by this Article IX). In the event that more than one claim or controversy arises under this Agreement, such claims or controversies may be consolidated in a single arbitral proceeding. The arbitral tribunal shall be composed of three arbitrators. Each of Buyer and Seller shall appoint one arbitrator. If any party shall fail to appoint an arbitrator within thirty
(30) days from the date on which another party's request for arbitration has been communicated to the first party,





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such appointment shall be made by the American Arbitration Association (the
"AAA"). The two arbitrators so appointed shall agree upon the third arbitrator who shall act as chairman of the arbitral tribunal and who shall be an expert in the construction, operation and maintenance of electro-mechanical, computer-controller tracking antenna systems used in satellite-based communications networks. If the two appointed arbitrators fail to nominate a chairman within ten (10) days from the date as of which both arbitrators shall have been appointed, such chairman shall be selected by the AAA. In all cases, the arbitrators shall be fluent in English. Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction or application may be made for judicial acceptance of the award and an order of enforcement, as the case may be. The parties agree that if it becomes necessary for any party to enforce an arbitral award by a legal action or additional arbitration or judicial methods, the party against whom enforcement is sought shall pay all reasonable costs and attorneys' fees incurred by the party seeking to enforce the award.


                                   ARTICLE X
                     TERMINATION FOR ORBCOMM'S CONVENIENCE

         ORBCOMM may terminate this Agreement, in whole or in part, at any time for its convenience by providing written notice to Orbital ("Termination Notice"). The Termination Notice will indicate if any completed but not yet accepted supplies and/or services as well as work-in process will be purchased by ORBCOMM. On receipt of a Termination Notice, Orbital shall immediately stop work as specified therein, and, within 30 days thereafter, submit a termination claim ("Termination Claim") to ORBCOMM. The Termination Claim shall be for (a) the applicable prices herein for any completed and accepted work not yet paid for by ORBCOMM; (b) the applicable prices herein for any completed but not yet accepted work to be purchased by ORBCOMM; (c) Orbital's reasonable costs for any work-in-process to be purchased by ORBCOMM; and (d) Orbital's reasonable, non-recoverable costs for any work performed that ORBCOMM will not purchase. The costs shall not exceed the applicable prices herein for such work and Orbital shall use all reasonable efforts to mitigate any non-recoverable costs pursuant to (d). Orbital shall provide ORBCOMM with access to Orbital's premises and records to verify the costs submitted as part of the Termination Claim. If Orbital fails to submit a Termination Claim within the 30-day period set forth above, ORBCOMM may determine, on the basis of information available to it, the amount, if any due to Orbital with respect to the Termination Notice, and such determination shall be final and binding on the parties This clause shall not apply if the Agreement is terminated, in whole or in part, due to Orbital's default.


                                   ARTICLE XI
                            TERMINATION FOR DEFAULT

         (a) Subject to paragraphs (b), (c), (d) and (e) below, Buyer may by written notice of default to the Seller, terminate the Agreement in whole or in part if the Seller fails to:





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                 (i)  Comply with any of the covenants and agreements set forth in this Agreement and such failure shall not be cured within twenty
         (20) days of the receipt by Seller of written notice at such default;
         or

                 (ii) Make progress, so as to endanger performance of this Agreement, and such failure is not cured within twenty (20) days of receipt by Seller of written notice of such default.

         (b) If Buyer terminates this Agreement in part for default, Buyer shall (a) pay the applicable prices herein for any completed or partially completed and accepted work not yet paid for; (b) pay Orbital's reasonable costs for any work-in-process or non-recoverable costs for any work performed unrelated to the reason for default. Seller shall continue the work not terminated.

         (c) If this Agreement is terminated for default (i) Buyer may require Seller to transfer title and deliver to Buyer any (A) completed or partially completed work deliverable under this Agreement and not previously delivered to, and accepted by, Buyer to the extent Seller received payment therefore, and (B) other property, including agreement rights, specifically produced or acquired for the terminated portion of the Agreement; and/or (ii) Buyer may direct Seller to repay to Buyer any amounts paid by Buyer not covered by the deliveries specified in this sub-section (c) above. Seller shall take into account in its determinations as to the amount of the progress payments to be repaid to Buyer, the extent to which Buyer exercises its rights under this sub-section (c).

         (d) After termination, if it is determined that Seller was not in default, or that the default was excusable, the parties shall negotiate an equitable settlement. Failure to agree on an equitable adjustment shall constitute a dispute and shall be resolved in accordance with Article IX of this Agreement.

         (e) Subject to the terms and conditions of Article XIX, the rights and remedies of Buyer and Seller under this Article XI are in addition to any other rights and remedies provided by law or under this Agreement.


                                  ARTICLE XII
                                    CHANGES

         (a) Upon mutual agreement of both parties, Buyer by modification may make changes within the general scope of this Agreement in any of the following areas:

                 (i)      Schedule of Routine Maintenance Service;
                 (ii)     Schedule of Spares delivery;
                 (iii)    Final quantity of delivered Spares ;
                 (iv)     Additional Supplies or Services





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         (b)     If any change causes an increase or decrease in the cost of, or the time required for performance of any part of the work, whether or not directly changed by the order, Buyer and Seller shall negotiate an equitable adjustment to the agreed price, delivery schedule, or other provision of this Agreement. Seller shall not begin the work as changed until a bilateral modification has been issued.

         (c) Failure to agree to any adjustment shall be a dispute and settled in accordance with Article IX of this Agreement.


                                  ARTICLE XIII
                              ORDER OF PRECEDENCE

         (a) Inconsistencies between or among Articles of this Agreement and/or any attachments shall be resolved in the following order of precedence:

                 (i)      Articles 1 through XXVI of this Agreement;
                 (ii) Attachment 1, SOW (including all documents referenced therein)
                 (iii)    ORBCOMM GES Operations & Maintenance Manual, TM-11292
                 (iv)     ORBCOMM GES Acceptance Test Procedure, 10664
                 (v)      Standard Operating Procedure (SOP), TM-2945
                 (vi)     Product Assurance Manual, TM-110
                 (v)      Attachment 2, Payment Schedule

         (b) The Attachments hereto are incorporated by reference into this Agreement.


                                  ARTICLE XIV
                           F.O.B. POINT AND SHIPMENTS

         All Spares are sold and delivery made F.O.B. origin, defined as Orbital's facility in Chandler, AZ. Packaging shall be according to Orbital's best commercial, but no less than reasonable, practices. Shipping costs to the U.S. GES sites and insurance during shipment to such site shall be paid by ORBCOMM, and where possible shall be charged against ORBCOMM's airbill account number.


                                 ARTICLE XV
              INSPECTION AND ACCEPTANCE OF SERVICES AND SPARES

         Acceptance of services (CLINs 1, and 3-7) shall take place on the date services are rendered including all required reports and documentation associated therewith. Acceptance of Spares (CLIN 2) shall take place in accordance with SOW Table 4-3, and upon delivery of the Spares at Orbital's Chandler, AZ. facility and completion of testing. A certificate demonstrating completion will be delivered to ORBCOMM within five business days of such testing.





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                                  ARTICLE XVI
                                     TAXES

         The prices set forth herein do not include sales, use, excise or other federal, state or local taxes. In addition to the price, the amount of any present or future sales, use, excise or other tax levied upon or measured by the sale, the sales price or the use of the Goods or performance of the services required hereunder shall be paid by Buyer, unless Buyer supplies a tax exemption certificate acceptable to taxing authorities.


                                  ARTICLE XVII
                             INTELLECTUAL PROPERTY

         To the extent Seller has any right or title to any designs, inventions (whether or not patented), processes, technical data, drawings, intellectual property and/or confidential information related to the Goods or services to be purchased by Buyer hereunder, they shall remain the exclusive property of Seller notwithstanding Seller's disclosure of any information or delivery of any Goods to or the performance of any services for Buyer or Buyer's payment to Seller. The parties acknowledge the execution of the Restated Proprietary Information and Non-Competition Agreement dated as of September 12, 1995 among Orbital, Orbital Communications Corporation, Teleglobe Inc., Teleglobe Mobile Partners, ORBCOMM, ORBCOMM USA, L.P. and ORBCOMM International Partners, L. P. and agree to abide by the terms thereof.


                                 ARTICLE XVIII
                              WARRANTY AND REMEDY

         (a) Seller represents and warrants that: (i) it has and will have sole and good legal and equitable title to any and all goods (including the Spares) to be delivered pursuant to this Agreement including the SOW (the "Goods"), free and clear of any and all security interests, liens, claims, charges and encumbrances of any kind or nature whatsoever, together with full power and lawful authority to sell and deliver the Goods and services to be furnished under this Agreement including the SOW, (ii) neither the performance of the services nor the furnishing of the Goods hereunder shall in any way constitute an infringement or other violation of any copyright, trade secret, trademark, patent, invention, proprietary information, nondisclosure agreement or other rights of any third party, and (iii) the furnishing of the Goods and the performance of the services hereunder shall be in compliance with all applicable United States laws, rules and regulations.

         (b) Seller represents and warrants that each of the Goods furnished by it, or to the extent applicable, the services performed by it under this Agreement shall be in good operating condition and be free of defects in material and workmanship at the time of delivery. The warranty period ("Warranty Period") shall be a period of one year after completion of manufacture and initial testing of Orbital-manufactured Goods or, for non Orbital-manufactured Spares, a period of six months after initial testing thereof by Orbital on receipt in accordance





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with the SOW.  Any vendor Goods that have vendor warranties extending beyond six months shall be automatically extended to Buyer. Seller's obligation during the Warranty Period shall be limited to repair or replacement of any defective Goods.

         (c) Notice of all claimed defects must be provided in writing to Seller within the applicable Warranty Period with respect to each Good. Seller shall determine to its satisfaction, after inspection, that the Good or part thereof was, in fact defective. If it is necessary to repair Goods at Seller's Chandler, AZ. facility, Seller shall pay shipping and insurance expense to return spares to Seller's Chandler, AZ. facility. Any remaining warranty for any Goods or part thereof repaired or replaced shall not extend the original warranty period. THE WARRANTY SET FORTH HEREIN IS BUYER'S EXCLUSIVE REMEDY AGAINST SELLER FOR DEFECTIVE GOODS AND IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         (d) The warranty set forth herein shall not extend to any Goods that, upon Seller's examination are found to have been (i) mishandled, misused, subjected to negligence, accident or abuse (other than as a result of actions taken by Seller or one of its representatives); (ii) installed, operated or maintained by Buyer contrary to Seller's specifications or instructions or otherwise used improperly; (iii) tampered with or damaged as evidenced by, for example, broken seals, unauthorized modifications, damaged packaging containers and the like; (iv) repaired/altered by anyone other than Seller or its representatives without Seller's express advance approval; or (v) delivered to Seller not in conformance with notice requirements set forth in this Article XVIII, provided that so long as Seller receives written notice from Buyer of a claimed defect within the Warranty Period, Buyer shall be deemed to have complied with the notice requirements set forth in this Article XVIII. If Seller determines that the items were found to conform to the specifications and requirements of this Agreement, they will be repaired/replaced/shipped at Buyer's expense.


                                  ARTICLE XIX
                            LIMITATION OF LIABILITY

         (a) NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY HAVE ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY TO THE OTHER UNDER THIS AGREEMENT FOR LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

         (b) Regardless of fault, under no circumstances shall Seller be liable for any damages greater than the price of the Goods sold or services performed hereunder for any claim made, whether arising from Seller's breach of contract, breach of express or implied warranty, arising in tort, at law or in equity including any law giving rise to a claim of strict liability or for any other cause.





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                                   ARTICLE XX
                              AMENDMENT AND WAIVER

         Except as provided otherwise herein, this Agreement may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the parties hereto. Failure of either party to enforce, at any time, any of the provisions of this Agreement shall not constitute a waiver of such provisions, or a waiver of the right of the respective party to enforce any or all provisions.


                                  ARTICLE XXI
                                 APPLICABLE LAW

         This Agreement, including all attachments hereto, shall be construed in accordance with and governed by the laws of the Commonwealth on Virginia, USA, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.


                                  ARTICLE XXII
                         BINDING EFFECT AND ASSIGNMENT

         This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any interests or obligations hereunder shall be assigned or transferred (by operation of law or otherwise) to any person without the prior written consent of the other party.


                                 ARTICLE XXIII
                                 FORCE MAJEURE

         Neither party shall be responsible to the other for any failure or delay in performance or delivery that is the result of an act of God, the public enemy, embargo, governmental act, fire, accident, war, riot, strikes, inclement weather or other causes of a similar nature that are beyond the control of the parties. In the event of such occurrence, this Agreement shall be amended by mutual agreement to reflect to an extension in the period of performance and /or time of delivery. Failure to agree on an equitable adjustment shall be considered a dispute and resolved in accordance with
Article IX of the Agreement. However, Orbital agrees to repair or replace any Spares, as identified in SOW Table 4-3, that are damaged or destroyed while in Orbital's Chandler, AZ facility during the performance period of this Agreement.





                                    13 of 14

                                  ARTICLE XXV
                                ENTIRE AGREEMENT

         This Agreement, including attachments hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes any prior writing or agreement or understanding among the parties with respect to the subject matter hereof and shall not be varied, supplemented, qualified or interpreted by any prior course of dealing between the parties or by any usage of trade.


                                  ARTICLE XXVI
                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ORBITAL SCIENCES  CORPORATION               ORBCOMM GLOBAL, L.P.



By                                          By
  ----------------------------------          ---------------------------------
  Name:  Ms. Debra B. Dreher                  Name:  Mr. Alan L. Parker
  Title: Senior Contracts Administrator       Title: President





                                    14 of 14

                                  ATTACHMENT 2

                           MILESTONE PAYMENT SCHEDULE


         MILESTONE                                                  PAYMENT
         ---------                                                  -------
1.       Completion of 1st Quarter                                  25% of CLIN 1 Value
         Maintenance Support

2.       Completion of 2nd Quarter                                  25% of CLIN 1 Value
         Maintenance Support

3.       Completion of 3rd Quarter                                  25% of CLIN 1 Value
         Maintenance Support

4.       Completion of 4th Quarter                                  25% of CLIN 1 Value
         Maintenance Support

5.       Place P.O.s for vendor spares and                          25% of CLIN 2 Value
         and Orbital manufactured spares.

6.       Receipt, Test and Acceptance of Spares                     75% of CLIN 2 Value

7.       Completion of 1st Quarter                                  25% of CLIN 3 Value
         Site Representation Support

8.       Completion of 2nd Quarter                                  25% of CLIN 3 Value
         Site Representation Support

9.       Completion of 3rd Quarter                                  25% of CLIN 3 Value
         Site Representation Support

10.      Completion of 4th Quarter                                  25% of CLIN 3 Value
         Site Representation Support

11.      Completion of Preliminary                                  25% of CLIN 5 Value
         Shelter Drawings

12.      Delivery of Released Baseline                              50% of CLIN 5 Value
         Drawings

13.      Delivery of Red-Lined Drawings                             25% of CLIN 5 Value
         for other 3 U.S. GES sites

14.      Completion of 1st Launch                                   50% of CLIN 6 Value

15.      Completion of 2nd Launch                                   50% of CLIN 6 Value